Exhibit 99.1


        Per-Se Technologies Reports First Quarter Results with
      Year-Over-Year Revenue Growth and Profitability Expansion


    ATLANTA--(BUSINESS WIRE)

         Income on a Comparable Year-over-Year Operating Basis
                           More Than Doubles

    Per-Se Technologies, Inc. (Nasdaq: PSTI), a leader in delivering comprehensive business management outsourcing services, financial and clinical software solutions, and Internet-enabled connectivity to the healthcare industry, today released its results for the first quarter ended March 31, 2003.
    The Company reported revenue of $88.5 million, operating income of $6.5 million, or 7.4% of revenue, and income from continuing operations of $1.6 million, or $.05 per share on a fully diluted basis, for the first quarter.
    For comparison purposes, in the first quarter of 2002 the Company reported revenue of $85.4 million and operating income of $6.1 million, or 7.2% of revenue. Income from continuing operations in the prior year quarter was $1.4 million, or $.04 per share on a fully diluted basis.
    During the first quarter of 2003, the Company incurred approximately $1.3 million, or $.04 per share on a fully diluted basis, in costs associated with significantly increased insurance premiums and the expenses associated with the litigation against its former insurance underwriters, Lloyd's of London (Lloyd's) following Lloyd's attempted policy rescission in May 2002. Also, in the first quarter of this year, the Company incurred approximately $0.2 million, or $.01 per share on a fully diluted basis, in costs associated with the retirement of $15 million of the Company's 9 1/2% senior notes.
    Excluding the Lloyd's related costs, operating income for the first quarter of 2003 was $7.8 million, or 8.8% of revenue. Income from continuing operations, excluding the impact of the Lloyd's costs and the debt retirement costs, was $3.0 million, or $.10 per share on a fully diluted basis, for the first quarter.
    "On a comparable basis, operating income increased by approximately 28%, and we more than doubled our earnings per share in the first quarter, demonstrating the strength of our 95% recurring revenue model," stated Philip M. Pead, Per-Se's president and chief executive officer. "Revenue in the quarter increased approximately 4% over the first quarter of 2002, and we had strong new sales in the quarter that will fuel revenue growth throughout the remainder of the year."
    Cash flow from continuing operations for the quarter ended March 31, 2003, was a use of $8.2 million, compared to a use of $8.0 million for the quarter ended March 31, 2002. The first and third quarters are historically a use of cash due to the semiannual interest payment on the Company's senior notes.

    Segment Performance

    The Physician Services division reported revenue and operating income of $59.0 million and $7.3 million, respectively, in the first quarter of 2003. This compares to revenue and operating income of $56.5 million and $4.6 million, respectively, in the first quarter of 2002. The division's operating margins were 12.5%, up from 8.1% in the first quarter of 2002, and revenue increased approximately 4% over the prior year quarter.
    Physician Services had a net backlog of approximately $3 million as of March 31, 2003. Net backlog represents the annualized revenue related to new contracts signed with the business still to be implemented, less the annualized revenue related to existing contracts where discontinuance notification has been received.
    "We continued to implement business out of our backlog at a robust rate, consistent with the record pace of implementations in the fourth quarter," stated Pead. "Our maturing sales organization continues to gain momentum. New sales in the quarter were more than 30% higher than new sales in the first quarter of 2002, and our customers continue to be very satisfied with our services."
    The e-Health Solutions division reported revenue and operating income of $16.9 million and $1.4 million, respectively, in the first quarter of 2003. By comparison, revenue and operating income in the first quarter of 2002 were $15.8 million and $2.2 million, respectively. First quarter 2003 revenue increased 7% over the prior year quarter despite the phasing out of a large print and mail customer, which began in the second half of 2002. The client's business was not related to medical claims.
    Operating margins in the e-Health Solutions division were 8.0%, down from 14.1% in the first quarter of 2002. During the first quarter of 2003, the division incurred approximately $0.6 million in costs associated with the conversion of customers of its ASP-based physician practice management solution onto a new platform. Excluding these costs, operating income in the quarter was $2.0 million or 11.8% of revenue. Also, the addition of staff, particularly in the sales and marketing area, in the latter part of 2002 and early 2003, to support the division's growth and product initiatives negatively impacted operating margins on a year-over-year basis. During the first quarter of 2003, transaction volume in the division increased approximately 11% over the first quarter of 2002.
    "We continue to make investments in the e-Health division's staff and infrastructure to support our long-term growth and profitability goals. The conversion of our 4,000 physician practice management clients to a new platform remains on schedule," stated Pead. "During the second quarter of this year, we will begin the further enhancement of our connectivity product offering for our physician and hospital clients. While these initiatives will negatively impact margins this year, they will enhance functionality for our provider clients and enhance profitability for the division in the long term."
    The Application Software division reported revenue and operating income of $15.9 million and $1.7 million, respectively, for the quarter ended March 31, 2003. This compares to revenue and operating income of $16.0 million and $2.3 million, respectively, for the quarter ended March 31, 2002. Operating margins in the division were 11.0%, compared to 14.2% in the first quarter of 2002.
    During the first quarter of 2003, the division began implementation work of its Patient1 clinical information solution in a United Kingdom hospital system. At that time, the Company concluded that the appropriate revenue recognition approach would be to recognize revenue under the contract when payments begin in 2004, as opposed to revenue being recognized as the implementation work progresses. As such, the division was unable to recognize an anticipated $0.6 million in revenue in the first quarter. No revenue will be recognized under this contract in 2003, and the division's projected full year revenue will be negatively impacted by approximately $2 million. Cash flow projections for 2003 will be unaffected by this revenue recognition modification. During 2004, when payments begin from the U.K. customer, the division will recognize approximately $4 million in revenue related to the contract, which includes the revenue originally projected to be recognized in 2003.
    The Application Software division ended the first quarter with a backlog of approximately $54 million, up 38% over the first quarter of 2002.
    "Market penetration for our Resource1 family of scheduling products continues with first quarter sales up 70% over first quarter of 2002," stated Pead. "We continue to see significant opportunities for Patient1 domestically and in the U.K., and we expect year-over-year revenue growth for Patient1 during 2003."

    $15 Million in Senior Notes Retired

    On March 17, 2003, the Company completed its offer to purchase $15 million of its senior notes at par plus accrued interest. The notes were retired by the Company at the time of repurchase. The debt retirement will generate net interest expense cost savings of approximately $0.9 million, or $.03 per share on a fully diluted basis for the remainder of 2003. In conjunction with the debt retirement, the Company incurred a write-off during the first quarter of approximately $0.2 million, or $.01 per share on a fully diluted basis, of deferred debt issuance costs associated with the original issuance of the notes.
    "We were able to use our cash on hand to reduce our debt levels as a result of the strong positive free cash flow the business has generated over the past two years," stated Pead. "We continue to evaluate alternatives for proactively addressing our capital structure."

    Status of Lloyd's of London Litigation

    As previously reported, the Company is in litigation with Lloyd's following its attempt in May 2002 to rescind certain Errors & Omissions Liability Policies ("E&O" policies) and Directors and Officers Liability Policies ("D&O" policies) issued by Lloyd's to the Company for the period December 31, 1998, to June 30, 2002.
    During the first quarter 2003, the Company incurred approximately $1.3 million, or $.04 per share on a fully diluted basis, related to significantly increased insurance premiums and expenses associated with the litigation against Lloyd's. Cash flow for the quarter was negatively impacted by approximately $2.8 million related to the dispute with Lloyd's.
    The Company believes that Lloyd's attempt to rescind the policies is without merit, and the Company is pursuing the matter vigorously, asserting all appropriate claims against Lloyd's.
    "We are pleased with the progress of discovery thus far and have requested the earliest possible trial date," stated Pead. "We continue to expect resolution of this matter during 2003."

    Outlook

    For the full year 2003, the Company's guidance on a consolidated basis continues to be for revenue growth of 10% to 12%, operating income growth of 20% to 30% and fully diluted earnings per share in the range of $.45 to $.55 on a GAAP basis. The Company continues to forecast generating free cash flow (a non-GAAP measure defined as net cash provided by continuing operations less investments in capitalized software development costs and capital expenditures) in excess of $15 million for 2003. Included in the Company's 2003 guidance are the net interest expense cost savings offset by the deferred debt issuance costs expensed in the first quarter of approximately $0.7 million, or $.02 per share on a fully diluted basis, as well as the expenses and cash flow impact related to the Lloyd's matter. Full year earnings per share guidance includes the absorption of increased insurance premiums in the first half of 2003 as well as expenses related to the litigation against Lloyd's that combined are estimated to be approximately $5 million, or $.15 per share on a fully diluted basis. Guidance also includes the absorption of negative cash flow of $8 to $9 million on a full year basis related to Lloyd's.
    The Company's fully diluted earnings per share expectations by quarter remain unchanged from previously issued guidance and are outlined in the table below.


                     Second        Third       Fourth         Full
      2003           Quarter       Quarter     Quarter        Year
------------------ ------------ ------------ ------------ ------------
Reported GAAP
 earnings per
 share             $.09 - $.12  $.14 - $.16  $.18 - $.20  $.45 - $.55
                   ============ ============ ============ ============


    In the Physician Services division, full year revenue growth guidance continues to be in the range of 8% to 10%, with full year operating margins of 12.8% to 13.3%. Full year operating margins for the division were 10.4% in 2002.
    In the e-Health Solutions division, full year revenue growth guidance continues to be in the range of 18% to 20%, and operating margins continue to be projected at 14% to 15%. Full year operating margins for the division were 13.5% in 2002. As we indicated in our fourth quarter earnings release, year-over-year revenue comparisons in the second quarter will be negatively impacted by the phasing out of the large print and mail customer, whose business was not related to medical claims. Margin guidance for the second quarter continues to be lower on a year-over-year comparison basis due to investments in the division's connectivity infrastructure and the conversion of the ASP-based physician practice management software customers.
    As stated above, the Application Software division will be unable to recognize approximately $2 million of revenue related to the Patient1 implementation in the United Kingdom. While the overall operating performance of the division is on track, full year 2003 revenue growth is now projected to be between 5% and 10% for the division, down from previous guidance of 10% to 15%. Operating margin expectations remain unchanged at 13% to 14%. Full year operating margins for the division were 14.6% in 2002.

    Summary

    "Our operational performance during the first quarter was a significant improvement over the prior year quarter. With our strong new sales momentum and focus on making the investments in the business to support future revenue and product initiatives, we are confident in our ability to meet expectations for 2003," stated Pead.

    Conference Call

    Per-Se will host a conference call for institutional investors and security analysts at 2 p.m. Eastern time today. All interested investors are invited to access a live audio broadcast of the call via Webcast. The Webcast can be accessed at www.per-se.com in the Investor section by selecting the Webcast link. Listeners should go to the website at least 15 minutes before the scheduled start time of the conference call to download and install any necessary audio software. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTI) is a leader in delivering comprehensive business management outsourcing services, financial and clinical software solutions, and Internet-enabled connectivity for the healthcare industry. Atlanta-based Per-Se enables integrated delivery systems and physician practices to optimize the quality of care delivered and profitability of business operations simultaneously. The leading provider of business management outsourcing services to physicians, Per-Se supports approximately 47,000 physicians and 2,000 healthcare organizations. Per-Se processes more than 240 million medical transactions annually, and its solutions manage 26 million patient lives online. Additional information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations and the costs or outcome of litigation as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, revenue backlog projections, revenue projections, operating income projections, operating margin projections, earnings per share projections, cash flow projections, and the outcome, costs and earnings and cash flow impact of litigation. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to realize improvements in performance, efficiency and profitability, failure to complete anticipated sales under negotiations, failure to successfully implement sales backlog, lack of revenue growth, client discontinuances and adverse developments with respect to litigation or increased costs and with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement included in the Company's Form 10-K for the year ended December 31, 2002. The Company disclaims any responsibility to update any forward-looking statements.
    The Company believes that operating income and operating margins excluding Lloyd's related costs, e-Health Solutions segment operating income and operating margin, excluding ASP based conversion costs, and income from continuing operations excluding Lloyd's related costs and debt retirement costs are additional meaningful measures of operating performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.


                       Per-Se Technologies, Inc.
                 Consolidated Statements of Operations
                       (unaudited, in thousands)

                                         Three Months Ended
                                             March 31,
                                   -----------------------------------
                                           2003             2002
                                   ----------------- -----------------
Revenue
 Physician Services                $         58,959  $         56,505
 e-Health Solutions                          16,949            15,785
 Application Software                        15,852            16,008
 Eliminations                                (3,237)           (2,862)
                                   ----------------- -----------------
   Consolidated                    $         88,523  $         85,436
                                   ================= =================

Operating Income
 Physician Services                $          7,342  $          4,583
 e-Health Solutions                           1,350             2,232
 Application Software                         1,736             2,278
 Corporate                                   (3,879)           (2,980)
                                   ----------------- -----------------
   Consolidated                    $          6,549  $          6,113
                                   ================= =================




                 Condensed Consolidated Balance Sheets
                       (unaudited, in thousands)

                                              March 31,   December 31,
                                                2003          2002
                                            ------------  ------------
Assets
Cash and cash equivalents                   $    21,041   $    46,748
Restricted cash                                   4,445         4,296
Accounts receivable, net                         59,967        55,114
Other current assets                             12,441        11,478
Property and equipment, net                      20,045        21,607
Other intangible assets                          32,834        34,194
Goodwill                                         32,549        32,549
Other                                             3,097         3,485
                                            ------------  ------------
                                            $   186,419   $   209,471
                                            ============  ============

Liabilities and Stockholders' Deficit
Current liabilities                         $    42,483   $    64,917
Deferred revenue                                 18,895        20,873
Long-term debt                                  160,750       160,792
Other long-term obligations                       2,003         2,141
Stockholders' deficit                           (37,712)      (39,252)
                                            ------------  ------------
                                            $   186,419   $   209,471
                                            ============  ============



              Per-Se Technologies, Inc. and Subsidiaries
                 Consolidated Statements of Operations
            (unaudited, in thousands except per share data)

                                                  Three Months Ended
                                                       March 31,
                                                ----------------------
                                                      2003       2002
                                                ----------- ----------
Revenue                                         $   88,523  $  85,436
                                                ----------- ----------

Salaries and wages                                  52,264     49,727
Other operating expenses                            24,283     23,780
Depreciation                                         2,668      2,969
Amortization                                         2,759      2,847
                                                ----------- ----------
     Total operating expenses                       81,974     79,323
                                                ----------- ----------

Operating income                                     6,549      6,113

Interest expense                                     4,765      4,600
Interest income                                       (108)      (139)
                                                ----------- ----------

Income before income taxes                           1,892      1,652
Income tax expense                                     304        252
                                                ----------- ----------
Income from continuing operations                    1,588      1,400
                                                ----------- ----------

Loss from discontinued operations, net of tax          (11)      (101)
                                                ----------- ----------
     Net income                                 $    1,577  $   1,299
                                                =========== ==========

Basic net income per common share:
   Income from continuing operations            $     0.05  $    0.04
   Loss from discontinued operations, net of
    tax                                                ---        ---
                                                ----------- ----------
   Net income                                   $     0.05  $    0.04
                                                =========== ==========

Weighted average shares used in computing basic
 earnings per share                                 30,172     29,990
                                                =========== ==========

Diluted net income per common share:
   Income from continuing operations            $     0.05  $    0.04
   Loss from discontinued operations, net of
    tax                                                ---        ---
                                                ----------- ----------
   Net income                                   $     0.05  $    0.04
                                                =========== ==========

Weighted average shares used in computing
 diluted earnings per share                         31,037     32,527
                                                =========== ==========




                       Per-Se Technologies, Inc.
            Condensed Consolidated Statements of Cash Flows
                       (unaudited, in thousands)

                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                      2003       2002
                                                 ---------- ----------
Cash Flows From Operating Activities
Net income                                       $   1,577  $   1,299
Adjustments to reconcile net income to cash
 used for
operating activities:
     Depreciation and amortization                   5,427      5,816
     Loss from discontinued operations                  11        101
     Changes in assets and liabilities,
      excluding effects
     of acquisitions and divestitures              (15,193)   (15,198)
                                                 ---------- ----------
    Net cash used for continuing operations         (8,178)    (7,982)
    Net cash used for discontinued operations          (11)      (101)
                                                 ---------- ----------
    Net cash used for operating activities          (8,189)    (8,083)
                                                 ---------- ----------

Cash Flows From Investing Activities
Acquisitions, net of cash acquired                     (19)       (20)
Purchases of property and equipment                 (1,157)    (2,295)
Software development costs                          (1,399)    (1,957)
Other                                                    1          4
                                                 ---------- ----------
    Net cash used for investing activities          (2,574)    (4,268)
                                                 ---------- ----------

Cash Flows (Used for) Provided by Financing
 Activities                                        (14,944)       336
                                                 ---------- ----------

Cash and Cash Equivalents
Net change in cash                                 (25,707)   (12,015)
Balance at beginning of period                      46,748     36,493
                                                 ---------- ----------
Balance at end of period                         $  21,041  $  24,478
                                                 ========== ==========




              Per-Se Technologies, Inc. and Subsidiaries
       Reconciliation of Operating Income, excluding Lloyd's,
                          to Operating Income
                       (unaudited, in thousands)

                                                    Three Months Ended
                                                      March 31, 2003
                                                    ------------------

Operating income, excluding Lloyd's                 $       7,805
  Operating margin, excluding Lloyd's                         8.8%

Lloyd's expenses                                            1,256

                                                    ------------------
Operating income                                    $       6,549
                                                    ------------------
  Operating Margin                                            7.4%


    Operating income, excluding Lloyd's, on a consolidated basis

    The Company believes operating income, excluding Lloyd's, is an additional meaningful measure of operating performance as it represents the earnings generated from the "base business" excluding the significant increase in insurance costs that the Company incurred as a result of Lloyd's actions as well as the cost of litigating with Lloyd's. These expenses are special in nature. The increased insurance costs will not be in the Company's financial results in the second half of 2003 after the insurance policies are renegotiated, and the costs of litigating with Lloyd's will be eliminated upon settlement of the dispute, which is anticipated during 2003. Internally, the Company uses this measure to evaluate the operational performance of the business on a consolidated basis. While the Company believes operating income, excluding Lloyd's is a meaningful, useful measure, it will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.


              Per-Se Technologies, Inc. and Subsidiaries
        Reconciliation of e-Health Solutions Operating Income,
          excluding ASP Conversion Costs to Operating Income
                       (unaudited, in thousands)

                                                       Three Months
                                                            Ended
                                                       March 31, 2003
                                                     -----------------

Operating income, excluding ASP conversion costs     $       1,996
   Operating margin, excluding ASP conversion costs           11.8%

ASP conversion costs                                           646

                                                     -----------------
Operating income                                     $       1,350
                                                     -----------------
  Operating margin                                             8.0%


    Operating income, excluding ASP conversion costs, for e-Health Solutions division

    The Company believes operating income, excluding ASP conversion costs, for the e-Health Solutions division is an additional meaningful measure of operating performance as it represents the earnings generated from the "base business" excluding the significant costs associated with converting the division's 4,000 physician practice management customers onto a new web-based platform. These expenses are special in nature and will be eliminated upon completion of the project. Internally, the Company uses this measure to evaluate the operational performance of the division. While the Company believes operating income, excluding ASP conversion costs, is a meaningful, useful measure, it will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.



              Per-Se Technologies, Inc. and Subsidiaries
      Reconciliation of Income & EPS from Continuing Operations, excluding Lloyd's & Deferred Debt Issuance Costs to Income &
                    EPS from Continuing Operations
           (unaudited, in thousands, except per share data)

                                           Three Months  Three Months
                                               Ended         Ended
                                            March 31,     March 31,
                                                2003          2002
                                          -------------- -------------
Income from continuing operations
---------------------------------------
Income from continuing operations,
 excluding Lloyd's and deferred
debt issuance costs related to $15
 million retirement of Notes              $       3,045  $      1,400

Lloyd's expenses                                  1,256             -
Deferred debt issuance costs related to
 $15 million retirement of Notes                    201             -

                                          -------------- -------------
Income from continuing operations         $       1,588  $      1,400
                                          ============== =============

Income from continuing operations per
 common share - basic
---------------------------------------
Income from continuing operations,
 excluding Lloyd's and deferred
debt issuance costs related to $15
 million retirement of Notes              $        0.10  $       0.04

Lloyd's expenses                                  (0.04)            -
Deferred debt issuance costs related to
 $15 million retirement of Notes                  (0.01)            -

                                          -------------- -------------
Income from continuing operations         $        0.05  $       0.04
                                          ============== =============

Shares used in computing income from
 continuing operations per common share          30,172        29,990

Income from continuing operations per
 common share - diluted
---------------------------------------
Income from continuing operations,
 excluding Lloyd's and deferred
debt issuance costs related to $15
 million retirement of Notes              $        0.10  $       0.04

Lloyd's expenses                                  (0.04)            -
Deferred debt issuance costs related to
 $15 million retirement of Notes                  (0.01)            -

                                          -------------- -------------
Income from continuing operations         $        0.05  $       0.04
                                          ============== =============

Shares used in computing income from
 continuing operations per common share          31,037        32,527

    Income and earnings per share from continuing operations, excluding Lloyd's related costs and deferred debt issuance costs

    The Company believes income from continuing operations and earnings per share (EPS) from continuing operations, excluding costs related to Lloyd's and deferred debt issuance costs, is a meaningful measure of operating performance. This measure represents the earnings generated from the "base business" excluding the significant increase in insurance costs that the Company incurred as a result of Lloyd's actions as well as the cost of litigating with Lloyd's. The increased insurance costs will not be in the Company's financial results in the second half of 2003 after the insurance policies are renegotiated, and the costs of litigating with Lloyd's will be eliminated upon settlement of the dispute, which is anticipated during 2003. This measure also excludes the write-off of deferred debt issuance costs associated with the original issuance of the debt. Internally, the Company uses this measure to evaluate the operational performance of the business on a consolidated basis. While the Company believes income and EPS from continuing operations, excluding costs related to Lloyd's and deferred debt issuance costs, is a meaningful, useful measure, it will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.




              Per-Se Technologies, Inc. and Subsidiaries
             Reconciliation of Free Cash Flow Guidance to
                Cash Provided by Continuing Operations
                       (unaudited, in thousands)

                                                     Year Ended
                                                  December 31, 2003
                                                ----------------------

Free cash flow                                  $           15,000+

Purchases of property and equipment and
Software development costs                         15,000  - 18,000

                                                ----------------------
Net cash used for continuing operations         $  30,000 - 33,000+
                                                ======================


    Free Cash Flow

    The Company believes free cash flow is a meaningful measure of operating performance. Defined as net cash provided by continuing operations less investments in capitalized software development costs and capital expenditures, free cash flow illustrates the operating cash flow generated by the business after investments in the Company's infrastructure and products have been made. Internally, the Company uses this measure to evaluate the operational performance of the business on a consolidated basis. Free cash flow is also used in the determination of incentive compensation for various of the Company's management personnel. While the Company believes free cash flow is a meaningful, useful measure, it will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.


    CONTACT: Per-Se Technologies, Atlanta
             Michele Howard, 770/444-5603
             michele.howard@per-se.com